UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

96 Pitts Bay Road

Pembroke, HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 279-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On March 6, 2018, Athene Holding Ltd. (the “Company”), Barclays Capital Inc. (the “Underwriter”), and the selling shareholder named therein (the “Selling Shareholder”), entered into an Underwriting Agreement, pursuant to which the Selling Shareholder agreed to offer and sell 10,320,544 Class A common shares, $0.001 par value per share (the “Shares”), at a price to the public of $49.70 per share. All of the Shares in this offering are being sold by the Selling Shareholder. The Company will not receive any proceeds from the sale of the Shares in this offering. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriter and the Selling Shareholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 6, 2018, by and among Athene Holding Ltd., and Barclays Capital Inc. and the selling shareholder named therein

5.1	Opinion of Conyers Dill & Pearman Limited

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: March 9, 2018	By:	/s/ John Golden
John Golden Executive Vice President, Legal